UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 29, 2008 (Date of report)

CARACO PHARMACEUTICAL LABORATORIES, LTD.

(Exact name of registrant as specified in its charter)

Michigan	0-24676	38-2505723
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

1150 Elijah McCoy Drive, Detroit, Michigan 48202

(Address of principal executive offices)

(313) 871-8400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On May 29, 2008, the Company issued a press release announcing its financial results for the fourth quarter and the year ended March 31, 2008. A correction to the number of shares and per share amounts (diluted) reported in the Statements of Income attached to the press release is furnished as Exhibit 99.1 to this amended Current Report on Form 8-K/A.

The Company has corrected in the attachment its calculation of the weighted number of shares (diluted) outstanding for each of these periods. This also resulted in a correction of its net income per common share (diluted) for the fourth quarter and the year ended March 31, 2008. There is no change in the weighted number of shares (basic) or to the net income per common share (basic) for these periods.

The information in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. In addition, the information in this Item 2.02, including Exhibit 99.1, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

c)	Exhibits
Exhibit No.	Description
99.1	Corrected Press Release Statements of Income

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARACO PHARMACEUTICAL LABORATORIES, LTD.

Date:	June 10, 2008	By: /s/ Daniel H. Movens
Daniel H. Movens Chief Executive Officer

EXHIBIT INDEX

99.1	Corrected Press Release Statements of Income